As filed with the Securities and Exchange Commission on February 20, 2026
Registration Nos. 333-286362, 333-286362-01, 333-286362-02, 333-286362-03

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERSOURCE ENERGY
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts (State of Incorporation)	04-2147929 (IRS Employer Identification Number)
300 Cadwell Drive, Springfield, MA 01104, Telephone number: (800) 286-5000
THE CONNECTICUT LIGHT AND POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Connecticut (State of Incorporation)	06-0303850 (IRS Employer Identification Number)
107 Selden Street, Berlin, CT 06037, Telephone number: (800) 286-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)
NSTAR ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts (State of Incorporation)	04-1278810 (IRS Employer Identification Number)
800 Boylston Street, Boston, MA 02199, Telephone Number: (800) 286-5000
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
(Exact Name of Registrant as Specified in Its Charter)
New Hampshire (State of Incorporation)	02-0181050 (IRS Employer Identification Number)
Energy Park, 780 Commercial Street, Manchester, NH 03101, Telephone number: (800) 286-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)
Gregory B. Butler
Executive Vice President and General Counsel
Eversource Energy
56 Prospect Street
Hartford, CT 06103
(800) 286-5000
(Name, address, including zip code, and telephone number, including area code of Agent for Service for each Registrant)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
	Large Accelerated Filer	Accelerated Filer	Non- Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
EVERSOURCE ENERGY	☒	☐	☐	☐	☐
THE CONNECTICUT LIGHT AND POWER COMPANY	☐	☐	☒	☐	☐
NSTAR ELECTRIC COMPANY	☐	☐	☒	☐	☐
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	☐	☐	☒	☐	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
EVERSOURCE ENERGY
☐

THE CONNECTICUT LIGHT AND POWER COMPANY
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NSTAR ELECTRIC COMPANY
☐

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
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EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File Nos. 333-286362, 333-286362-01, 333-286362-02, 333-286362-03) of Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company and Public Service Company of New Hampshire (the “Registration Statement”) is filed by Eversource Energy to add junior subordinated notes of Eversource Energy as a class of securities registered on the Registration Statement.

PROSPECTUS
EVERSOURCE ENERGY
Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares,
Warrants, Share Purchase Contracts, Share Purchase Units
THE CONNECTICUT LIGHT AND POWER COMPANY
First and Refunding Mortgage Bonds
NSTAR ELECTRIC COMPANY
Debt Securities
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
First Mortgage Bonds

Eversource Energy may from time to time offer and sell, in one or more classes or series, separately or together, and in amounts, at prices and on other terms and conditions that will be determined at the time of the offering, Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units, or any combination of the foregoing, either individually or as units comprised of two or more other securities. Senior Notes, Junior Subordinated Notes, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units may be convertible into or exchangeable for Common Shares or other securities.
In addition, The Connecticut Light and Power Company may from time to time offer and sell First and Refunding Mortgage Bonds; NSTAR Electric Company may from time to time offer and sell Debt Securities; and Public Service Company of New Hampshire may from time to time offer and sell First Mortgage Bonds. These securities may be offered and sold in one or more classes or series, separately or together, and in amounts, at prices and on other terms and conditions that will be determined at the time of the offering. Each of The Connecticut Light and Power Company, NSTAR Electric Company and Public Service Company of New Hampshire is doing business as Eversource Energy.
The common shares of Eversource Energy are listed on the New York Stock Exchange under the symbol “ES.” Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.
We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before investing in our securities.
We may offer these securities directly or through underwriters, agents or dealers, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements or commissions. See the “Plan of Distribution” section beginning on page 41 of this prospectus for more information.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 20, 2026.

PROSPECTUS
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the Registrants filed with the Securities and Exchange Commission (SEC) utilizing an automatic shelf registration process. Under this shelf process, each Registrant may, from time to time, sell any one or a combination of its securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.
The prospectus supplement may also add, update or change information contained in this prospectus, including information about the Registrants. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with the additional information described in this prospectus under the caption “Where You Can Find More Information.”
For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
In this prospectus, “Eversource Energy” or the “Company” refers to Eversource Energy, a voluntary association and Massachusetts business trust; “CL&P” refers to The Connecticut Light and Power Company, doing business as Eversource Energy; “NSTAR Electric” refers to NSTAR Electric Company, doing business as Eversource Energy; and “PSNH” refers to Public Service Company of New Hampshire, doing business as Eversource Energy. The terms “we,” “us” and “our” refer to Eversource Energy when discussing the securities to be issued by Eversource Energy; CL&P when discussing the securities to be issued by CL&P; NSTAR Electric when discussing the securities to be issued by NSTAR Electric; and PSNH when discussing the securities to be issued by PSNH, and collectively to all the Registrants where the context requires. “Registrants” refers to Eversource Energy, CL&P, NSTAR Electric and PSNH, collectively.

WHERE YOU CAN FIND MORE INFORMATION
Eversource Energy, CL&P, NSTAR Electric and PSNH are subject to the informational requirements of the Securities Exchange Act of l934, as amended (Exchange Act), and therefore each Registrant files annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s home page at http://www.sec.gov. Copies of these filings are also available at our website: http://www.eversource.com. Information contained on or available through our website is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. Each Registrant incorporates by reference the documents listed below related to such Registrant and any future filings such Registrant makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed with the SEC pursuant to its rules and regulations, until we sell all the securities to which this prospectus relates, or the offering is otherwise terminated.
Eversource Energy:
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Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

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Current Report on Form 8-K, filed with the SEC on January 30, 2026.

CL&P:
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Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

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Current Report on Form 8-K, filed with the SEC on January 30, 2026.

NSTAR Electric:
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Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

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Current Report on Form 8-K, filed with the SEC on January 30, 2026.

PSNH:
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Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

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Current Report on Form 8-K, filed with the SEC on January 30, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement modifies, supersedes or replaces such statement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your requests to:
Matthew P. Fallon
Assistant Treasurer, Corporate Finance and Cash Management
Eversource Energy
247 Station Drive
Westwood, MA 02090
(860) 665-6242

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
We make statements in this prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in our forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
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cyber events or breaches, including acts of war or terrorism, affecting our systems or the systems of third parties on which we rely,

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unauthorized access to, and the misappropriation of, confidential and proprietary Company, customer, employee, financial or system operating information,

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actions or inaction of local, state and federal regulatory, public policy and taxing bodies,

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changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with laws and regulations, which may impact the cost of compliance and strategic initiatives of the Company,

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adverse publicity, which can harm our reputation, influence legislative and regulatory bodies, and result in unfavorable outcomes,

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variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects,

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the ability to qualify for investment tax credits,

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extreme weather, including severe storms, due to the impacts of climate change, and fluctuations in weather patterns,

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adequacy, contamination of, or disruption in, our water supplies,

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physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems,

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ability or inability to commence and complete our major strategic development projects and opportunities,

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breakdown, failure of, or damage to operating equipment, information technology systems, or processes of our transmission and distribution systems,

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changes in levels or timing of capital expenditures, including unplanned expenditures and increased capital expenditure requirements,

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changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model,

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substandard performance of third-party suppliers and service providers, or counterparties not meeting their obligations,

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limits on our access to, or increases in, the cost of capital, including disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

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changes in economic conditions, including impact on interest rates, tax policies, tariffs and customer demand and payment ability,

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changes in accounting standards and financial reporting regulations,

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actions of rating agencies, and

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other presently unknown or unforeseen factors.

Other risk factors are detailed from time to time in reports filed by the Registrants with the SEC and we encourage you to consult such disclosures.
All such factors are difficult to predict, contain uncertainties that may materially affect our actual results, many of which are beyond the control of the Registrants. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

RISK FACTORS
Investing in each Registrant’s securities involves risks. Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as applicable, together with all of the other information included in this prospectus and any prospectus supplements and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. See also “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in this prospectus.

THE REGISTRANTS
EVERSOURCE ENERGY
Eversource Energy, a voluntary association and Massachusetts business trust, is headquartered in Boston, Massachusetts and Hartford, Connecticut and is a public utility holding company subject to the regulation of the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005.
Eversource Energy is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3.5 million customers in Connecticut, Massachusetts and New Hampshire through three wholly-owned subsidiaries, CL&P, NSTAR Electric and PSNH, each of which is doing business as Eversource Energy, franchised retail natural gas service to more than 897,000 residential, commercial and industrial customers in Connecticut and Massachusetts through three wholly-owned indirect subsidiaries, Eversource Gas Company of Massachusetts, NSTAR Gas Company and Yankee Gas Services Company, each of which is doing business as Eversource Energy, and water services to approximately 249,000 residential, commercial, industrial, municipal and fire protection and other customers in Connecticut, Massachusetts and New Hampshire through five separate regulated water utilities, Aquarion Water Company of Connecticut, Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Abenaki Water Company and The Torrington Water Company. A portion of the storage of natural gas supply for NSTAR Gas during the winter heating season is provided by Hopkinton LNG Corp., an indirect, wholly- owned subsidiary of Eversource Energy. Eversource Energy has a service company, Eversource Energy Service Company, which provides management and support services to Eversource Energy and its subsidiaries, including CL&P, NSTAR Electric and PSNH. Eversource Energy’s subsidiaries are regulated in virtually all aspects of their business by various federal and state agencies, including the SEC, the FERC, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each company operates.
Eversource Energy’s previous offshore wind business included 50 percent ownership interests in each of North East Offshore LLC and South Fork Class B Member, LLC. In the third quarter of 2024, Eversource sold its interest in these entities, and in doing so, sold its interests in the Revolution Wind project, the South Fork Wind project, and the Sunrise Wind project. Eversource’s current offshore wind business is comprised only of a noncontrolling tax equity investment in South Fork Wind as of the date hereof.
On January 27, 2025, Eversource Energy entered into a definitive agreement to sell Aquarion Water Company, a holding company that owns all five separate regulated water utilities described above. On November 19, 2025, the Connecticut Public Utilities Regulatory Authority (“PURA”) denied an application to approve the sale of the Aquarion Water Company. On January 15, 2026, the Connecticut Superior Court issued a decision on the appeal of PURA’s denial, sustaining the appeal and remanding back to PURA. A final decision is expected by PURA on March 25, 2026. Eversource plans to use the net proceeds from sale to pay down parent company debt.
The principal executive office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general business offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103. Its telephone number is (800) 286-5000.
THE CONNECTICUT LIGHT AND POWER COMPANY
The Connecticut Light and Power Company, doing business as Eversource Energy (CL&P), a Connecticut corporation, is a wholly-owned subsidiary of Eversource Energy. CL&P is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2025, CL&P furnished retail franchise electric service to approximately 1.32 million customers in 157 cities and towns in Connecticut. CL&P does not own any electric generation facilities.
The principal executive and business offices of CL&P are located at 107 Selden Street, Berlin, Connecticut 06037, and its telephone number is (800) 286-5000.

NSTAR ELECTRIC COMPANY
NSTAR Electric Company, doing business as Eversource Energy (NSTAR Electric), a Massachusetts corporation, is a wholly-owned subsidiary of Eversource Energy. NSTAR Electric is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2025, NSTAR Electric furnished retail franchise electric service to approximately 1.62 million customers in 159 cities and towns in eastern and western Massachusetts, including Boston, Cape Cod, Martha’s Vineyard and the greater Springfield metropolitan area. NSTAR Electric does not own any generating facilities used to supply customers and purchases its energy requirements from competitive energy suppliers. NSTAR Electric owns, operates and maintains a total of 70 MW of solar power facilities on twenty-two sites in Massachusetts. NSTAR Electric will sell energy from these facilities into the ISO New England Inc. (ISO-NE) market, with proceeds credited to customers. NSTAR Electric also has one wholly-owned subsidiary, Harbor Electric Energy Company, that provides retail distribution and other services to the Massachusetts Water Resources Authority.
The principal executive and business offices of NSTAR Electric are located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (800) 286-5000.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
Public Service Company of New Hampshire, doing business as Eversource Energy (PSNH), a New Hampshire corporation, is a wholly-owned subsidiary of Eversource Energy. PSNH is primarily engaged in the purchase, transmission, delivery and sale of electricity to residential, commercial and industrial customers. As of December 31, 2025, PSNH furnished retail franchise electric service to approximately 549,000 retail customers in 206 cities and towns in New Hampshire. PSNH has two active wholly-owned subsidiaries: Properties, Inc., a real estate company, and PSNH Funding LLC 3, a bankruptcy remote, special purpose, wholly-owned, consolidated subsidiary of PSNH formed solely to issue rate reduction bonds to finance PSNH’s unrecovered remaining costs associated with the divestiture of its generation assets. PSNH does not own any electric generation facilities.
The principal executive and business offices of PSNH are located at Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101, and its telephone number is (800) 286-5000.

USE OF PROCEEDS
We intend to use the net proceeds we receive from issuance of the securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness. Until we apply the proceeds from a sale of securities to the intended purposes, we may temporarily invest them in short-term, interest-bearing obligations.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY SELL
EVERSOURCE ENERGY
Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units
General.   The following is a summary description of the material terms of Eversource Energy’s Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units and the provisions of Eversource Energy’s Declaration of Trust. It also summarizes relevant provisions of the Massachusetts Business Corporation Act, or MBCA. Since the terms of our Declaration of Trust and the MBCA are more detailed than the general information provided below, we urge you to read the actual provisions of the Declaration of Trust and the MBCA. The following summary description does not purport to be complete and is subject in all respects to the MBCA and our Declaration of Trust. Our Declaration of Trust is incorporated by reference in the registration statement of which this prospectus forms a part. The particular terms of the Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the securities so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
Common Shares and Preferred Shares
Common Shares.   Our outstanding common shares are listed on the New York Stock Exchange (NYSE) and trade under the symbol “ES.” Any additional common shares we issue will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by our Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non- assessable. Any additional common shares we issue will also be fully paid and non-assessable.
Each common share is entitled to one vote in the election of Trustees and other matters. Common shareholders are not entitled to cumulative voting rights. We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any.
Our transfer agent and registrar is Computershare Trust Company, N.A. You may contact them by telephone at (800) 999-7269.
Preferred Shares.   We do not currently have preferred shares authorized, although our Declaration of Trust permits the issuance of preferred shares subject to common shareholder approval. Before we can issue preferred shares, we will need to obtain authorization from our Board of Trustees and our common shareholders. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC. The following description of the terms of the preferred shares sets forth certain general terms and provisions.
Preferred shares will have such par value, if any, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established by our Board of Trustees and approved by our common shareholders. In some cases, the issuance of preferred shares could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares.
The preferred shares will, when authorized and issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank on parity in all respects with any outstanding preferred shares we may have at that time and will have priority over our common shares as to dividends and distributions of assets. Therefore, the rights of any preferred share may limit the rights of the holders of our common shares.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect Trustees or to vote on any other matter.
Warrants
We may issue warrants for the purchase of preferred shares, common shares, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for us with any holders or beneficial owners of warrants.
This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants and the price at which the securities may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Share Purchase Contracts and Share Purchase Units
We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S.

Treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.
Massachusetts Law and Our Declaration of Trust
General.   We are an unincorporated voluntary association formed under Massachusetts law, a type of entity commonly referred to as a Massachusetts business trust. For most purposes, except those explicitly set forth below, a Massachusetts business trust is a common law entity governed solely by our Declaration of Trust, which constitutes a contract among the Trustees and shareholders or beneficiaries of the trust and is comparable to a certificate of incorporation and bylaws of a corporation.
Corporate Governance.   The rights of our shareholders are currently governed by Massachusetts law and our Declaration of Trust. Our Declaration of Trust provides that all matters properly brought before a shareholder meeting at which a quorum is present will be decided by the majority vote of the shares present or represented by proxy at the meeting, except as otherwise set forth in the Declaration of Trust and the provisions of any class or classes of preferred shares that may be authorized. The Declaration of Trust also provides that the Trustees may only be elected with the affirmative vote of the holders of a majority of the outstanding shares with general voting power. Currently, a vote of two-thirds of all shares outstanding and having voting power may be required to take certain actions. Our Declaration of Trust also provides for proxy access.
Amendments to Governing Documents.   Our Declaration of Trust provides that the trust may be altered, amended, added to or rescinded by the affirmative vote of at least a majority of the members of our Board of Trustees, provided that any such alteration, amendment, addition or rescission must also be approved by the affirmative vote or the written consent of the holders of at least a majority of all shares issued and outstanding and having general voting power. However, no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least a majority of the affected preferred shares.
Preemptive Rights.   Our Declaration of Trust provides that the holders of common shares and convertible securities will have preemptive rights with respect to offerings for cash of common shares or securities convertible into common shares, except with respect to:
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common shares, or the grant of rights or options on such shares, to our Trustees, directors, officers, or employees or those of a subsidiary of ours, if the issue or grant is approved by the holders of common shares at a meeting duly held for such purpose or is authorized by and consistent with a plan previously so approved by the holders of common shares;

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common shares issued on the conversion of convertible securities, if the convertible securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights;

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common shares and convertible securities offered to shareholders in satisfaction of their preemptive rights and not purchased by those shareholders;

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common shares or convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

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common shares or convertible securities issued in connection with a merger or consolidation or pursuant to an order of a court, unless such order provides otherwise;

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common shares or convertible securities issued in a public offering or through an underwriting;

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common shares or convertible securities released from preemptive rights through the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

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common shares or convertible securities held in our treasury.

Board of Trustees.   Members of our Board of Trustees serve one-year terms and are elected annually.
Shareholder Proposals and Trustee Nominations.   Our shareholders may submit shareholder proposals and nominate candidates for the Board of Trustees if the shareholders follow advance notice procedures described in our annual proxy statement. Our Declaration of Trust also provides for proxy access.
Meetings of Shareholders.   Under our Declaration of Trust, meetings of the shareholders may be called only by the chairman of the board, the president, or a majority of the Board of Trustees or may be requested by the holders of one-tenth (1/10) in interest of all shares outstanding having a right to vote.
Indemnification of Trustees and Officers.   Our Declaration of Trust provides that we will indemnify each of our present and former Trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being, or having been, a Trustee or officer, except with respect to any matter as to which such person shall have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person’s action was in our best interests. If any such proceeding is disposed of by a compromise payment by any such Trustee or officer, no indemnification payment will be provided unless a determination is made that such Trustee or officer acted in good faith in the reasonable belief that such person’s action was in our best interests. Such determination must be made by either the Board of Trustees by majority vote of the quorum consisting of Trustees who were not parties to such proceeding, by our independent legal counsel in a written opinion, or by the shareholders.
Limitation on Trustee Liability.   The Declaration of Trust provides that no member of the Board of Trustees will be liable to us or our shareholders for monetary damages due to any breach of fiduciary duty, except for:
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breaches of such person’s duty of loyalty to us or our shareholders;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

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any transaction from which such person derived an improper personal benefit.

Anti-takeover Statutes.   A Massachusetts anti-takeover statute, Chapter 110F of the Massachusetts General Laws, prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least five percent of the Company’s outstanding voting shares, for three years after the person becomes an interested shareholder unless:
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prior to the five percent purchase, the Board of Trustees approves either the five percent purchase or the proposed business combination;

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the interested shareholder owned approximately 90 percent of the Company’s voting shares (excluding shares held by certain affiliates of the Company) after making the five percent purchase which rendered him or her an interested shareholder; or

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the Board of Trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested shareholder.

Another Massachusetts anti-takeover statute, Chapter 110D of the Massachusetts General Laws, regulates the acquisition of control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20 percent of the Company’s shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as our officers and employee-Trustees are not permitted to vote on whether these voting rights should be granted.
Our Declaration of Trust does not address anti-takeover regulations or protections.

Senior Notes
General.   The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by Eversource Energy (Senior Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Senior Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the Senior Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Senior Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Senior Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Senior Note Indenture.
Senior Notes will be issued under a supplemental indenture or indentures to our indenture (the Senior Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the Senior Note Trustee) dated as of April 1, 2002, as amended and supplemented. You may contact them at their Corporate Trust Office which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, telephone (412) 236-1201.
The Senior Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the Senior Note Indenture that future issues of our debt securities be issued under the Senior Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of such other debt securities.
The Senior Note Indenture does not limit the aggregate principal amount of the Senior Notes that may be issued thereunder. The Senior Note Indenture provides that the Senior Notes will be issued in one or more series as notes or debentures. The Senior Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Senior Notes will specify:
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the designation and aggregate principal amount of such Senior Notes;

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the date or dates on which such Senior Notes will mature;

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the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest shall accrue;

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the dates on which such interest will be payable or method by which such dates are to be determined;

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the record dates for payments of interest;

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any redemption terms;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Senior Notes may be repaid, in whole or in part, at our option;

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the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable and where notices to us shall be sent; and

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other specific terms applicable to such Senior Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)
Unless otherwise indicated in the applicable prospectus supplement or as below described under “Limitation on Liens” and “Sale and Leaseback Transactions”, there are no provisions in the Senior Note Indenture or the Senior Notes that require us to redeem, or permit the holders of the Senior Notes to cause a redemption of, the Senior Notes or that otherwise protect the holders of the Senior Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.
Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Senior Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities.
Unless otherwise specified in a prospectus supplement, the supplemental indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
Registration, Transfer, Exchange and Form.   Senior Notes of any series may be exchanged for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)
Unless otherwise indicated in the applicable prospectus supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. (Section 305)
In the event of any redemption of Senior Notes of any series, we will not be required to exchange, or register the transfer of, any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)
Paying Agents.   We will maintain an office or agency where Senior Notes may be presented or surrendered for payment. We will give prompt written notice to the Senior Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Senior Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Senior Note Trustee, and, in such event, the Senior Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)
All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Senior Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)
Consolidation, Merger, Conveyance, Sale or Transfer.   Nothing contained in the Senior Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:
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the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the Senior Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on our part to be performed or observed; and

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immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the Senior Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Senior Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)
Limitation on Liens.   Nothing contained in the Senior Note Indenture or in the Senior Notes in any way restricts or prevents us or any of our subsidiaries from incurring any indebtedness; provided that if this covenant is made applicable to the Senior Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, including the capital stock of any of our subsidiaries, without effectively providing that the outstanding Senior Notes (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the Senior Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding Senior Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:
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Liens in existence on the date of the original issue of the Senior Notes to which this restriction is made applicable, including, without limitation, “stock forward” transactions;

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Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date hereof (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

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Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

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any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

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any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue or assume Debt secured by Liens on our cash which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed $100 million. The following types of transactions shall not be deemed to create Debt secured by Liens: Liens required by any contract or statute in order to permit us to perform any contract or subcontract made by us with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments to us by such governmental unit pursuant to the provisions of any contract or statute; and share forwards with respect to our common shares accounted for as equity transactions under applicable accounting guidelines wherein the shares collateralize the forward repayment obligation. (Section 1007)
Sale and Leaseback Transactions.   If this covenant is made applicable to the Senior Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:
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we would be entitled pursuant to the “Limitation on Liens” covenant above to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the Senior Notes being effectively secured equally and ratably with (or prior to) that Debt; or
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we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Trustees) to:

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the retirement of our long-term indebtedness ranking prior to or on a parity with the Senior Notes; or

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the investment in any property used in the ordinary course of our business.

“Attributable Value” means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.
“Sale and Leaseback Transaction” means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfer the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)
Modification of the Senior Note Indenture.   The Senior Note Indenture contains provisions permitting us and the Senior Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Senior Notes, of all series affected by the modification (voting as one class), to modify the Senior Note Indenture or any supplemental indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Senior Note affected thereby:
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change the date upon which the principal of or the interest on any Senior Note is due and payable;

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reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

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change any place of payment where, or the currency in which, any Senior Note or any premium or the interest thereon is payable;

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impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

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reduce the aforesaid percentage of Senior Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

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modify certain provisions of the Senior Note Indenture. (Section 902)

The Senior Note Indenture also contains provisions permitting us and the Senior Note Trustee to amend the Senior Note Indenture in certain circumstances without the consent of the holders of any Senior Notes to evidence the succession of another Person to us, the replacement of the Senior Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Senior Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Senior Note Indenture or the Senior Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Senior Notes in any material respect, or involve a change requiring the consent of the holders of the Senior Notes described in the preceding paragraph. (Section 901)

Events of Default.   An Event of Default with respect to the Senior Notes is defined in the Senior Note Indenture as being:
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failure to pay any interest on the Senior Notes and continuance of such failure for 30 days;

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failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Senior Notes;

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failure to pay any sinking fund installment, if any, pursuant to the terms of the Senior Notes, and continuance of such failure for a period of three days;

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default in the performance, or breach, of any covenant or warranty of ours in the Senior Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Senior Note Indenture or which has been expressly included in the Senior Note Indenture solely for the benefit of any series of Senior Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Senior Note Trustee or to us and the Senior Note Trustee by the holders of 33 percent or more in aggregate principal amount of the outstanding Senior Notes; and

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certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the Senior Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the Senior Note Indenture. (Section 1008) The Senior Note Indenture provides that the Senior Note Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes) if the Senior Note Trustee in good faith determines that it is in the interest of the holders of the Senior Notes to do so. (Section 602) The Senior Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes, or due to the default in the performance or breach of any covenant or warranty in the Senior Note Indenture by us shall have happened and be continuing, either the Senior Note Trustee or the holders of 33 percent or more in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Senior Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Senior Notes shall be immediately due and payable, without any act of either the Senior Note Trustee or the holders. (Sections 502 and 513)
Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes, unless such holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 603)
Subject to such provision for indemnification, the holders of a majority in principal amount of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee with respect to the Senior Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Senior Notes, the holders of a majority in aggregate principal amount of the Senior Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Senior Note Trustee shall have the right to decline to follow any such direction if the Senior Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Senior Note Indenture or if the Senior Note Trustee shall determine that such action would subject the Senior Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)
Defeasance.   We, at our option, (a) will be Discharged from any and all obligations in respect of the Senior Notes (except for certain obligations to register the transfer or exchange of Senior Notes, replace destroyed, stolen, lost or mutilated Senior Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Senior Note Indenture described under “— Consolidation, Merger, Conveyance, Sale or Transfer,” “— Sale and Leaseback Transactions” and “— Limitation of Liens” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:
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We irrevocably deposit with the Senior Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

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the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Senior Notes on the dates such payments are due, in accordance with the terms of the Senior Notes, or to and including the redemption date irrevocably designated by us; and

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any mandatory sinking fund payments applicable to the Senior Notes on the day on which payments are due and payable in accordance with the terms of the Senior Note Indenture and of the Senior Notes;

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no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

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we deliver to the Senior Note Trustee an opinion of counsel to the effect

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that the holders of the Senior Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

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that such provision would not cause any outstanding Senior Notes then listed on any national securities exchange to be delisted as a result thereof; and

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that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

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we have delivered to the Senior Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Senior Note Indenture relating to the satisfaction and discharge of the Senior Notes have been complied with. (Sections 403 and 1009)

Discharged means, with respect to the Senior Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Senior Notes of such series and in the satisfaction of all the obligations of ours under the Senior Note Indenture relating to the Senior Notes of such series, except:
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the rights of holders of the Senior Notes of such series to receive, from the trust fund established pursuant to the Senior Note Indenture, payment of the principal of and interest and premium, if any, on the Senior Notes of such series when such payments are due;

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our obligations with respect to the Senior Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

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the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the Senior Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

Resignation or Removal of Senior Note Trustee.   The Senior Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor Senior Note Trustee. (Sections 610 and 611)
The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Senior Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, under certain circumstances, we may remove the Senior Note Trustee upon notice to the Holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 610)
No Recourse Against Others.   The Senior Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Senior Note Indenture or in any supplemental indenture, or in any Senior Note, or because of the creation of any indebtedness represented thereby, will be had against any Trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Senior Note Indenture and the issuance of the Senior Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the SEC that such a waiver is against public policy.
Concerning the Senior Note Trustee.   The Senior Note Trustee under the Senior Note Indenture or affiliates of the Senior Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Senior Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
Junior Subordinated Notes
General.   The following description sets forth certain general terms and provisions of the junior subordinated unsecured notes being registered by Eversource Energy (Junior Subordinated Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Junior Subordinated Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the Junior Subordinated Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Junior Subordinated Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Junior Subordinated Note Indenture.
Junior Subordinated Notes will be issued under a supplemental indenture or indentures to an indenture (the Junior Subordinated Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., (the Junior Subordinated Note Trustee). You may contact them at their Corporate Trust Office which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, telephone (412) 236-1201.
The Junior Subordinated Notes will rank junior to all Priority Indebtedness of the Company and may rank equally with other subordinated debt of Eversource Energy that may be outstanding from time to time. There will be no requirement under the Junior Subordinated Note Indenture that future issues of our Junior Subordinated Notes be issued under the Junior Subordinated Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Junior Subordinated Note Indenture or applicable to one or more issues of Junior Subordinated Notes, in connection with future issues of such other debt securities.
The Junior Subordinated Note Indenture will not limit the aggregate principal amount of the Junior Subordinated Notes that may be issued thereunder. The Junior Subordinated Note Indenture provides that the Junior Subordinated Notes will be issued in one or more series as notes or debentures. The Junior Subordinated Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Junior Subordinated Notes will specify:
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the designation and aggregate principal amount of such Junior Subordinated Notes;

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the date or dates on which such Junior Subordinated Notes will mature;

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the interest rate or rates, or method of calculation of such rate or rates, on such Junior Subordinated Notes, and the date from which such interest shall accrue;

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the dates on which such interest will be payable or method by which such dates are to be determined;

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the record dates for payments of interest;

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any redemption terms;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Notes may be repaid, in whole or in part, at our option;

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the place or places, if any, in addition to or in the place of our office or the office of the Junior Subordinated Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable and where notices to us shall be sent; and

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other specific terms applicable to such Junior Subordinated Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the Junior Subordinated Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 302)
Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the Junior Subordinated Note Indenture or the Junior Subordinated Notes that will require us to redeem, or permit the holders of the Junior Subordinated Notes to cause a redemption of, the Junior Subordinated Notes or that otherwise protect the holders of the Junior Subordinated Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us. Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering and/or satisfaction of a financing or change of control. In addition, if such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice will state that, at our discretion, the applicable redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by such redemption date, or by such redemption date so delayed.
Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Junior Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Junior Subordinated Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the supplemental indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
Subordination.   The Junior Subordinated Notes will be subordinated and junior in right of payment, to the extent set forth in the Junior Subordinated Note Indenture, to Eversource Energy’s obligations to the holders of Priority Indebtedness of the Company. If (i) we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise; (ii) a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness of the Company; or (iii) the maturity of any Priority Indebtedness of the Company has been accelerated because of a default on that Priority Indebtedness of the Company unless otherwise specified in the prospectus supplement or other offering materials, then the holders of Priority Indebtedness of the Company generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness of the Company, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness of the Company, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1401 and 1409)
Unless Eversource Energy informs you otherwise in the applicable prospectus supplement, “Priority Indebtedness of the Company” will mean (i) any current or future indebtedness of Eversource Energy for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other similar written instruments, (ii) obligations of the Company under synthetic leases, finance leases and capitalized leases, (iii) obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iv) any indebtedness or other obligations of the Company with respect to derivative contracts, including arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (v) any guarantees, endorsements, assumptions (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii), (iii) or (iv) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, other than obligations ranking on a parity with the Junior Subordinated Notes or ranking junior to the Junior Subordinated Notes. Priority Indebtedness of the Company does not include trade accounts payable, accrued liabilities arising in the ordinary course of business or any indebtedness of the Company to any of its Subsidiaries. (Section 101)
We may not amend the Junior Subordinated Note Indenture to change the subordination of any outstanding Priority Indebtedness of the Company without the consent of each holder of Priority Indebtedness of the Company that the amendment would adversely affect. (Section 902)
The Junior Subordinated Note Indenture does not limit the aggregate amount of Priority Indebtedness of the Company that we may issue.
Registration, Transfer, Exchange and Form.   Junior Subordinated Notes of any series may be exchanged for other Junior Subordinated Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)
Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Junior Subordinated Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Note Indenture. (Section 305)
In the event of any redemption of Junior Subordinated Notes of any series, we will not be required to exchange, or register the transfer of, any Junior Subordinated Notes of such series selected, called or being called for redemption except, in the case of any Junior Subordinated Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)
Paying Agents.   We will maintain an office or agency where Junior Subordinated Notes may be presented or surrendered for payment. We will give prompt written notice to the Junior Subordinated Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Junior Subordinated Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Junior Subordinated Note Trustee, and, in such event, the Junior Subordinated Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)
All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Junior Subordinated Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Junior Subordinated Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

Consolidation, Merger, Conveyance, Sale or Transfer.   Nothing contained in the Junior Subordinated Note Indenture will prevent us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:
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the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Junior Subordinated Note Trustee, in form satisfactory to the Junior Subordinated Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Junior Subordinated Notes and the performance of every covenant of the Junior Subordinated Note Indenture on our part to be performed or observed; and

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immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the Junior Subordinated Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Junior Subordinated Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)
Modification of the Junior Subordinated Note Indenture.   The Junior Subordinated Note Indenture contains provisions permitting us and the Junior Subordinated Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Junior Subordinated Notes, of all series affected by the modification (voting as one class), to modify the Junior Subordinated Note Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Junior Subordinated Note affected thereby:
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change the date upon which the principal of or the interest on any Junior Subordinated Note is due and payable;

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reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

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change any place of payment where, or the currency in which, any Junior Subordinated Note or any premium or the interest thereon is payable;

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impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

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reduce the aforesaid percentage of Junior Subordinated Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

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modify certain provisions of the Junior Subordinated Note Indenture. (Section 902)

The Junior Subordinated Note Indenture also contains provisions permitting us and the Junior Subordinated Note Trustee to amend the Junior Subordinated Note Indenture in certain circumstances without the consent of the holders of any Junior Subordinated Notes to evidence the succession of another Person to us, the replacement of the Junior Subordinated Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Junior Subordinated Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Junior Subordinated Note Indenture or the Junior Subordinated Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Junior Subordinated Notes in any material respect, or involve a change requiring the consent of the holders of the Junior Subordinated Notes described in the preceding paragraph. (Section 901)
Events of Default.   An Event of Default with respect to the Junior Subordinated Notes is defined in the Junior Subordinated Note Indenture as being:
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failure to pay any interest on the Junior Subordinated Notes and continuance of such failure for 30 days;

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failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Junior Subordinated Notes and continuance of such failure for three days;

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failure to pay any sinking fund installment, if any, pursuant to the terms of the Junior Subordinated Notes, and continuance of such failure for a period of three days;

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default in the performance, or breach, of any covenant or warranty of ours in the Junior Subordinated Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Junior Subordinated Note Indenture or which has been expressly included in the Junior Subordinated Note Indenture solely for the benefit of any series of Junior Subordinated Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Junior Subordinated Note Trustee or to us and the Junior Subordinated Note Trustee by the holders of 33 percent or more in aggregate principal amount of the outstanding Junior Subordinated Notes; and

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certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the Junior Subordinated Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the Junior Subordinated Note Indenture. (Section 1007) The Junior Subordinated Note Indenture provides that the Junior Subordinated Note Trustee may withhold notice to the holders of the Junior Subordinated Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Junior Subordinated Notes or in the payment of any sinking fund installment with respect to the Junior Subordinated Notes) if the Junior Subordinated Note Trustee in good faith determines that it is in the interest of the holders of the Junior Subordinated Notes to do so. (Section 602) The Junior Subordinated Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Junior Subordinated Notes or in the payment of any sinking fund installment with respect to the Junior Subordinated Notes, or due to the default in the performance or breach of any covenant or warranty in the Junior Subordinated Note Indenture by us shall have happened and be continuing, either the Junior Subordinated Note Trustee or the holders of 33 percent or more in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the principal amount of all the Junior Subordinated Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Junior Subordinated Notes shall be immediately due and payable, without any act of either the Junior Subordinated Note Trustee or the holders. (Sections 502 and 513)
Subject to the provisions of the Junior Subordinated Note Indenture relating to the duties of the Junior Subordinated Note Trustee, the Junior Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Note Indenture at the request or direction of any of the holders of the Junior Subordinated Notes, unless such holders shall have offered to the Junior Subordinated Note Trustee reasonable indemnity. (Section 603)
Subject to such provision for indemnification, the holders of a majority in principal amount of the Junior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Note Trustee, or exercising any trust or power conferred on the Junior Subordinated Note Trustee with respect to the Junior Subordinated Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Junior Subordinated Notes, the holders of a majority in aggregate principal amount of the Junior Subordinated Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Junior Subordinated Note Trustee shall have the right to decline to follow any such direction if the Junior Subordinated Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Junior Subordinated Note Indenture or if the Junior Subordinated Note Trustee shall determine that such action would subject the Junior Subordinated Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

Defeasance.   We, at our option, (a) will be Discharged from any and all obligations in respect of the Junior Subordinated Notes (except for certain obligations to register the transfer or exchange of Junior Subordinated Notes, replace destroyed, stolen, lost or mutilated Junior Subordinated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Junior Subordinated Note Indenture described under “— Consolidation, Merger, Conveyance, Sale or Transfer” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:
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We irrevocably deposit with the Junior Subordinated Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

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the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Junior Subordinated Notes on the dates such payments are due, in accordance with the terms of the Junior Subordinated Notes, or to and including the redemption date irrevocably designated by us; and

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any mandatory sinking fund payments applicable to the Junior Subordinated Notes on the day on which payments are due and payable in accordance with the terms of the Junior Subordinated Note Indenture and of the Junior Subordinated Notes;

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no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

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we deliver to the Junior Subordinated Note Trustee an opinion of counsel to the effect;

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that the holders of the Junior Subordinated Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

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that such provision would not cause any outstanding Junior Subordinated Notes then listed on any national securities exchange to be delisted as a result thereof; and

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that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

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we have delivered to the Junior Subordinated Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Junior Subordinated Note Indenture relating to the discharge and defeasance of the Junior Subordinated Notes have been complied with. (Sections 403)

Discharged means, with respect to the Junior Subordinated Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Junior Subordinated Notes of such series and in the satisfaction of all the obligations of ours under the Junior Subordinated Note Indenture relating to the Junior Subordinated Notes of such series, except:
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the rights of holders of the Junior Subordinated Notes of such series to receive, from the trust fund established pursuant to the Junior Subordinated Note Indenture, payment of the principal of and interest and premium, if any, on the Junior Subordinated Notes of such series when such payments are due;

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our obligations with respect to the Junior Subordinated Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

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the rights, powers, trusts, duties, protections and immunities of the Junior Subordinated Note Trustee under the Junior Subordinated Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)
Resignation or Removal of Junior Subordinated Note Trustee.   The Junior Subordinated Note Trustee may resign at any time upon 30 days prior written notice to us, and such resignation will take effect immediately upon the appointment of a successor Junior Subordinated Note Trustee. (Sections 610 and 611)
The Junior Subordinated Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered 30 days prior to its effectiveness to the Junior Subordinated Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Junior Subordinated Notes. In addition, under certain circumstances, we may remove the Junior Subordinated Note Trustee upon notice to the holder of each Junior Subordinated Note outstanding and the Junior Subordinated Note Trustee, and appointment of a successor Junior Subordinated Note Trustee. (Section 610)
No Recourse Against Others.   The Junior Subordinated Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Junior Subordinated Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Junior Subordinated Note Indenture or in any supplemental indenture, or in any Junior Subordinated Note, or because of the creation of any indebtedness represented thereby, will be had against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Junior Subordinated Note Indenture and the issuance of the Junior Subordinated Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the SEC that such a waiver is against public policy.
Concerning the Junior Subordinated Note Trustee.   The Junior Subordinated Note Trustee under the Junior Subordinated Note Indenture or affiliates of the Junior Subordinated Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Junior Subordinated Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
THE CONNECTICUT LIGHT AND POWER COMPANY
The CL&P Bonds
General.   The following description sets forth certain general terms and provisions of the first and refunding mortgage bonds being registered by CL&P (CL&P Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the CL&P Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the CL&P Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the CL&P Bonds so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
We will issue the CL&P Bonds in one or more series under our Indenture of Mortgage and Deed of Trust, between us and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the CL&P Bond Trustee), dated as of May 1, 1921, as amended and restated in 2005 and as supplemented and as it is to be further supplemented by one or more Supplemental Indentures, each of which would relate to one or more series of the CL&P Bonds. In this prospectus, we will refer to the Indenture of Mortgage and Deed of Trust, as amended and restated and supplemented, as the “CL&P

Indenture” and we will refer to any Supplemental Indenture that will supplement the Indenture as a “Supplemental Indenture.”
Amendment and Restatement of the CL&P Indenture.   The CL&P Indenture was amended and restated substantially in its entirety on April 7, 2005. Certain provisions of such amendment (the B Provisions), however, require the consent of the holders of 100 percent in principal amount of all CL&P Bonds outstanding under the CL&P Indenture in order to become effective. The B Provisions will become effective automatically upon receipt of such requisite 100 percent consent. We have already obtained the required approval for the B Provisions from the Connecticut Department of Public Utility Control.
Each holder of CL&P Bonds issued after 2004 (including any CL&P Bonds offered by any prospectus supplement and any CL&P Bonds offered by any future prospectus), solely by virtue of its acquisition of such CL&P Bonds, including as an owner of a book-entry or other beneficial interest therein, will have and be deemed to have consented, without the need for any further action or consent by such holder, to the B Provisions. We presently do not expect to receive the requisite 100 percent consent for the B Provisions, and therefore do not expect the B Provisions to become effective, until 2034, when the last series of CL&P Bonds outstanding issued before 2005 mature.
Accordingly, presented below are summary descriptions of the CL&P Bonds and the CL&P Indenture — as now in effect and as they will be in effect following receipt of the requisite bondholder consent, when the B Provisions become effective.
THERE ARE MATERIAL DIFFERENCES BETWEEN THE CL&P INDENTURE AS NOW IN EFFECT AND AS IT WILL BE IN EFFECT WHEN THE B PROVISIONS BECOME EFFECTIVE, AND YOU ARE ADVISED TO CAREFULLY READ THE SUMMARIES BELOW TO UNDERSTAND THE IMPACT OF THE B PROVISIONS. THE SUMMARY DESCRIPTION OF THE PROVISIONS OF THE CL&P INDENTURE AND OF THE B PROVISIONS WHICH FOLLOWS DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE CL&P INDENTURE, INCLUDING THE B PROVISIONS. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.
General Terms of the CL&P Bonds.   The prospectus supplement with respect to each series of CL&P Bonds will set forth the maturity date, interest rate, interest payment dates, record dates and other specific terms and provisions for such series.
The CL&P Bonds are to be issued only in the form of fully registered bonds without coupons in denominations of $1,000 or multiples thereof and may be presented for exchange for a like aggregate principal amount of the same series of CL&P Bonds of other authorized denominations and for transfer at the principal office of the CL&P Bond Trustee in New York City without payment in either case of any charge other than for any tax or other governmental charges required to be paid by us.
Security.   The CL&P Indenture constitutes a first mortgage lien (subject to liens permitted by the CL&P Indenture) on substantially all of our physical property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. We currently do not own any generating stations. Subject to the provisions of the Federal Bankruptcy Code, the CL&P Indenture will also constitute a lien on after-acquired property, although in states other than Connecticut it may be necessary to comply with applicable recording requirements to perfect the lien on after-acquired property. The CL&P Indenture also permits after-acquired property to be subject to liens prior to that of the CL&P Indenture. The security afforded by the CL&P Indenture is for the equal and ratable protection of all our presently outstanding CL&P Bonds and any CL&P Bonds which may hereafter be issued under the CL&P Indenture.
The B Provisions would continue the existing first mortgage lien of the CL&P Indenture, but would expand both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject thereto. However, the B Provisions also would exclude any generating properties from the lien of the

CL&P Indenture. Although this is not significant at present because we own no generating properties, if any such properties are acquired or constructed in the future, after effectiveness of the B Provisions, such properties would not be subject to the lien of the CL&P Indenture unless we chose to take such action.
Unlike the current provisions of the CL&P Indenture, the B Provisions would permit us to issue certain debt other than CL&P Bonds that would be secured by liens on the mortgaged property that are equal with or prior to the lien of the CL&P Indenture. We believe that this change will not have a material effect on the security provided by the CL&P Indenture, because we may only issue such equal or prior secured debt in an aggregate principal amount up to 3 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture, plus (2) certain cash then on deposit with the CL&P Bond Trustee. This issuance requirement would not apply to our assumption of debt secured by a lien existing (or created concurrently) on property we acquire, and there would be no limit on the amount of equal or prior secured debt that we could so assume. However, the test for the issuance of additional CL&P Bonds, as described below under “— Issuance Test for New CL&P Bonds,” in effect, counts all outstanding equal or prior secured debt against our ability to issue additional CL&P Bonds.
Under certain limited circumstances, the lien of the CL&P Indenture on real property in Connecticut acquired by us after June 3, 1985 could be subordinated to a lien in favor of the State of Connecticut pursuant to a Connecticut law (Connecticut General Statutes Section 22a-452a) providing for such a lien for reimbursement for expenses incurred in containing, removing or mitigating hazardous waste. Although we presently own no property outside of Connecticut, if we acquire such property it is likely that comparable environmental lien subordination statutes would apply to any such property in other states.
Redemption Provisions.   Unless otherwise provided in the supplemental indenture under which a series of the CL&P Bonds is issued and the related prospectus supplement, each series of CL&P Bonds will be redeemable at our option as a whole or in part at any time upon at least 30 days’ prior written notice given by mail as provided in the CL&P Indenture at redemption prices (expressed in percentages of principal amount) that will be set forth in the Supplemental Indenture and the prospectus supplement with respect to such series, together in each case with accrued and unpaid interest to the redemption date.
Issuance Test for New CL&P Bonds.   The CL&P Indenture permits issuance of new CL&P Bonds under the CL&P Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding CL&P Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the CL&P Indenture) in each case outstanding on the issuance date, does not exceed 75 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture and (2) certain cash then on deposit with the CL&P Bond Trustee in each case calculated as of the most recent balance sheet date.
Sinking and Improvement Fund.   The CL&P Indenture does not contain a sinking and improvement fund requirement.
Replacement Fund.   The CL&P Indenture does not contain a replacement fund requirement.
Withdrawal or Application of Cash.   Cash deposited with the CL&P Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the CL&P Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional CL&P Bonds under the test for the issuance of additional CL&P Bonds (described above under “Issuance Test for New CL&P Bonds”).
Release of Property.   Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the CL&P Bond Trustee described above under “Withdrawal or Application of Cash.” The CL&P Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the CL&P Bond Trustee. If we retain any interest in any property released from the lien of the CL&P Indenture, the CL&P Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.
The B Provisions would provide simplified procedures for the release of minor properties.
Dividend Restrictions.   The CL&P Indenture does not contain a dividend restriction.

Default.   The CL&P Indenture provides that the following events will constitute “events of default” thereunder: (i) failure to pay principal; (ii) failure for 90 days to pay interest; (iii) failure to perform any of the other CL&P Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an “event of default” in the terms of a particular series of CL&P Bonds. The CL&P Indenture requires us to deliver to the CL&P Bond Trustee an annual officer’s certificate as to compliance with certain provisions of the CL&P Indenture.
The CL&P Indenture provides that, if any event of default exists, the holders of a majority in principal amount of the CL&P Bonds outstanding may, after tender to the CL&P Bond Trustee of indemnity satisfactory to it, direct the sale of the mortgaged property.
Modification of the CL&P Indenture.   The CL&P Indenture may be supplemented or amended to convey additional property, to state indebtedness of companies merged, to add further limitations to the CL&P Indenture, to evidence a successor company, or to make such provision in regard to questions arising under the CL&P Indenture as may be necessary or desirable and not inconsistent with its terms. The CL&P Indenture may also be amended without bondholder consent if the changes do not adversely affect the interests of the holders of any series of CL&P Bonds in any material respect.
The CL&P Indenture also permits the modification, with the consent of holders of 66 2∕3 percent of the CL&P Bonds affected, of any provision of the CL&P Indenture, except that (a) no such modification may effect a reduction of such percentage unless all bondholders consent, (b) no such modification may effect the creation of a lien equal with or prior to that of the CL&P Indenture unless all bondholders consent, (c) no bondholder who refuses to consent may be deprived of his security and (d) our obligations as to the maturities, payment of principal, interest or premium and other terms of payment may not be modified unless all affected bondholders consent.
The B Provisions would remove the 66 2∕3 percent consent requirement and permit modifications with the consent of holders of a majority of the CL&P Bonds so affected, but generally retains the restrictions described in (a) and (d) of the preceding paragraph. Under the B Provisions, the restriction described in (b) of the preceding paragraph would become inapplicable because the B Provisions also would permit the creation of a lien equal with or prior to that of the CL&P Indenture (as described above in the third paragraph under “Security”). The B Provisions also generally retains the restriction described in (c) of the preceding paragraph, but would permit, without bondholder consent, modifications that release the lien of the CL&P Indenture on mortgaged property having an aggregate value not greater than 10 percent of the aggregate value of all mortgaged property at the time the B Provisions become effective.
NSTAR ELECTRIC COMPANY
Debt Securities
We will issue the debt securities under an indenture (NSTAR Electric Indenture) dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to the Bank of New York, as successor to Bank of Montreal Trust Company), as trustee (NSTAR Electric Trustee). A copy of the NSTAR Electric Indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.
The following summary of provisions of the NSTAR Electric Indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the NSTAR Electric Indenture.
The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.
The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.
General.   We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the NSTAR Electric Indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue.
The prospectus supplement will include the particular terms of the debt securities, including:
•
the title and series designation;

•
the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•
any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•
the date from which any interest shall accrue;

•
any interest payment dates;

•
the stated maturity date or dates on which principal is payable;

•
whether the debt securities are to be issued in global form;

•
any sinking fund requirements;

•
any provisions for redemption, and the redemption price or prices;

•
the denominations in which the debt securities shall be issuable;

•
whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•
the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•
whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•
any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•
the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•
any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•
any additional or different covenants that apply to debt securities of the series; and

•
any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the NSTAR Electric Indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.
The covenants contained in the NSTAR Electric Indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default.   The following are “events of default” under the NSTAR Electric Indenture with respect to any series of debt securities:
•
default in the payment of any principal or premium when due and when that default has continued for three business days;

•
default in the payment of any interest when due, which continues for 30 days;

•
default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•
default in the performance of any other obligation contained in the NSTAR Electric Indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•
default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•
acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•
specified events in bankruptcy, insolvency or reorganization; and

•
any other event of default provided with respect to debt securities of that series.

If an event of default under the NSTAR Electric Indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:
•
in the payment of any amounts due and payable under the debt securities of that series; or

•
in an obligation contained in, or a provision of, the NSTAR Electric Indenture which cannot be modified under the terms of the NSTAR Electric Indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the NSTAR Electric Indenture. Before proceeding to exercise any right or power under the NSTAR Electric Indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the NSTAR Electric Indenture or for any remedy thereunder, if:
•
that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

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the holders of not less than 33 percent in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

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the trustee shall have failed to institute the proceeding within 60 days; and

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the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60‑day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.
We are required to furnish to the trustee annually a statement as to the performance of our obligations under the NSTAR Electric Indenture and as to any default in such performance.
Modification and Waiver.   The NSTAR Electric Indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify the NSTAR Electric Indenture to:
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change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the NSTAR Electric Indenture or to waive compliance with certain provisions of the NSTAR Electric Indenture;

•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•
change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets.   We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:
•
the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the NSTAR Electric Indenture;

•
we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the NSTAR Electric Indenture; and

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other specified conditions are met.

Concerning the NSTAR Electric Trustee.   The Bank of New York Mellon Trust Company, N.A. (as successor to the Bank of New York, as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the NSTAR Electric Indenture. The NSTAR Electric Trustee or affiliates of the NSTAR Electric Trustee are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the NSTAR Electric Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
The PSNH Bonds
General.   The following description sets forth certain general terms and provisions of the first mortgage bonds being registered by PSNH (PSNH Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the PSNH Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the PSNH Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the PSNH Bonds so offered will be described therein. Capitalized terms not defined herein have the meanings given to them in the PSNH Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
The PSNH Bonds will be issued under a first mortgage indenture dated as of August 15, 1978, as amended and supplemented (the PSNH Indenture), between us and U.S. Bank Trust Company, National Association, as successor trustee (the PSNH Bond Trustee).
The PSNH Indenture provides that the PSNH Bonds will be issued in one or more series.
Amendment and Restatement of the PSNH Indenture.   The PSNH Indenture was amended and restated substantially in its entirety (the Restatement) on June 1, 2011 (the First Effective Date). Certain remaining changes in the Restatement require the consent of the holders of 100 percent of the total principal amount of all PSNH Bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until we receive the required unanimous consent (the Second Effective Date). We have already obtained the required approvals for the Restatement from the New Hampshire Public Utilities Commission (NHPUC).
Each holder of PSNH Bonds issued in and after 2007 (including any PSNH Bonds offered by any prospectus supplement and any PSNH Bonds offered by any future prospectus) solely by virtue of its acquisition of such PSNH Bonds, including as an owner of a book-entry or other beneficial interest therein, will have consented, and will be deemed to have consented, without the need for any further action or consent by such holder, to the Restatement. As of December 31, 2025, there was one series of PSNH Bonds outstanding that we have not asked to consent to the Restatement: $50 million of 5.60% First Mortgage Bonds, Series M, due October 5, 2035, which series is callable with a make-whole redemption provision. We have no present plans to redeem the Series M Bonds. Accordingly, we expect that the Second Effective Date will occur no earlier than the date on which the Series M Bonds matures in 2035.
Set forth below is a summary description of the material provisions of the PSNH Indenture, including the material changes effected on the First Effective Date and those provisions that will become effective on the Second Effective Date.
THERE ARE MATERIAL DIFFERENCES BETWEEN THE PSNH INDENTURE NOW IN EFFECT AND AS IT WILL BE IN EFFECT ON THE SECOND EFFECTIVE DATE. YOU ARE ADVISED TO READ CAREFULLY THE SUMMARY BELOW TO UNDERSTAND THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. THE SUMMARY DESCRIPTION OF THE PSNH INDENTURE DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE PSNH INDENTURE, INCLUDING THE PROVISIONS THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.
General Terms of the PSNH Bonds.   The PSNH Bonds may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of PSNH Bonds will specify:
•
the designation and aggregate principal amount of such PSNH Bonds;

•
the date or dates on which such PSNH Bonds will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on such PSNH Bonds, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or method by which such dates are to be determined;

•
the record dates for payments of interest;

•
any redemption or sinking fund terms;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, such PSNH Bonds may be repaid, in whole or in part, at our option;

•
the place or places, if any, in addition to or in the place of our office or the office of the PSNH Bond Trustee, where the principal of (and premium, if any) and interest, if any, on such PSNH Bonds shall be payable and where notices to PSNH shall be sent; and

•
other specific terms applicable to such PSNH Bonds.

Unless otherwise indicated in the applicable prospectus supplement, the PSNH Bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.
Security.   The PSNH Indenture constitutes a first mortgage lien (subject to permitted liens under the PSNH Indenture) on substantially all of our property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. The PSNH Indenture also permits after-acquired property to be subject to liens prior to that of the PSNH Indenture. The security afforded by the PSNH Indenture is for the equal and ratable protection of all of the presently outstanding PSNH Bonds and any PSNH Bonds that we may issue in the future under the PSNH Indenture. The Restatement continued the existing first mortgage lien of the PSNH Indenture, but expanded both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject to the lien.
In addition, the Restatement permits us to issue certain debt, other than PSNH Bonds, secured by liens on the mortgaged property ranking equal with or prior to the lien of the PSNH Indenture. Until the Second Effective Date, however, such equal or prior liens will not be permitted on any material portion of the mortgaged property. Such equal or prior liens will be permitted on a material portion of the mortgaged property commencing on the Second Effective Date. We believe that this change will not have a material effect on the security provided by the PSNH Indenture because we may only issue such equal or prior secured debt in an aggregate principal amount of up to 3 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture, plus (2) certain cash then on deposit with the PSNH Trustee, and then only if we would otherwise be permitted under the terms of the PSNH Indenture to issue $1.00 of additional PSNH Bonds. This issuance requirement would not apply to our assumption of debt secured by an existing lien (or a lien created concurrently) on property we acquire after the First Effective Date, and there is no limit on the amount of equal or prior secured debt that we could assume. However, after the First Effective Date, the Issuance Test for New PSNH Bonds, in effect, counts outstanding equal or prior secured debt against our ability to issue additional PSNH Bonds.
Issuance Test for New PSNH Bonds.   The PSNH Indenture permits the issuance of new PSNH Bonds under the PSNH Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding PSNH Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the PSNH Indenture) does not exceed 75 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture plus (2) certain cash then on deposit with the PSNH Trustee, in each case calculated as of the most recent balance sheet date.
Redemption provisions.   Under the PSNH Indenture, unless otherwise provided in the supplemental indenture under which a series of PSNH Bonds is issued, each series of PSNH Bonds is redeemable at our option, as a whole or in part, at any time upon prior written notice given by mail as provided in the PSNH Indenture, at redemption prices set forth in the applicable supplemental indenture with respect to such series, together in each case with accrued and unpaid interest to the redemption date. The Restatement did not affect these redemption provisions.
Replacement Fund.   The PSNH Indenture does not contain a replacement fund requirement.

Withdrawal or Application of Cash.   Cash deposited with the PSNH Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the PSNH Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional PSNH Bonds under the test for the issuance of additional PSNH Bonds (described above under “Issuance Test for New PSNH Bonds”).
Release of Property.   Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the PSNH Bond Trustee described above under “Withdrawal or Application of Cash.” The PSNH Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the PSNH Bond Trustee. If we retain any interest in any property released from the lien of the PSNH Indenture, the PSNH Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.
Events of default.   The following events constitute events of default under the PSNH Indenture: (i) the failure to pay principal; (ii) the failure to pay interest for 30 days; (iii) the failure to perform any of the other PSNH Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an event of default in the terms of a particular series of PSNH Bonds.
The Restatement will modify the above-described event of default provisions by increasing from 30 days to 90 days the grace period for any failure to pay interest described in clause (ii), commencing on the Second Effective Date. The PSNH Indenture provides that, if any event of default exists, the PSNH Bond Trustee or the holders of a majority in principal amount of the PSNH Bonds outstanding may declare the principal of all of the PSNH Bonds then outstanding to be immediately due and payable.
Modification of the PSNH Indenture without consent of holders.   Under the PSNH Indenture, without the consent of the holders of PSNH Bonds, we may supplement or amend the PSNH Indenture to, among other things, convey additional property, add to our covenants and agreements, evidence a successor to us, correct any defective or ambiguous provision in the PSNH Indenture, provide for the issue of PSNH Bonds of any series, comply with the rules and regulations of any securities exchange on which any of the PSNH Bonds may be listed, reflect accounting changes as appropriate to conform with generally accepted accounting principles, or modify, amend, or supplement the PSNH Indenture or any supplemental indenture to permit qualification under the Trust Indenture Act of 1939. In addition, the PSNH Indenture may be modified without the consent of holders of PSNH Bonds to (i) add any additional events of default, (ii) provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all or any series of PSNH Bonds, and (iii) amend and restate the PSNH Indenture, in its entirety, with additions, deletions and other changes that will not adversely affect the interests of the holders of the PSNH Bonds in any material respect.
Modification of the PSNH Indenture with consent of holders.   With the consent of the holders of not less than a majority in aggregate principal amount of the PSNH Bonds at the time outstanding (or in case one or more, but less than all, of the series of PSNH Bonds then outstanding would be materially adversely affected, with the consent of not less than a majority in aggregate principal amount of the PSNH Bonds of each series then outstanding which would be materially adversely affected by the action proposed to be taken), we may supplement the PSNH Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSNH Indenture or of any supplemental indenture. However, no such supplemental indenture may (i) change the dates for or permit the extension of time or times of payment of principal, interest or premium or the reduction in the principal amount or the rate of interest or otherwise affect the terms of payment in respect of the PSNH Bonds unless all affected holders of PSNH Bonds consent, (ii) reduce the percentage of principal amount of PSNH Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all PSNH Bonds outstanding, or (iii) deprive the holder of any PSNH Bond outstanding of the lien of the PSNH Indenture on any material part of the trust estate without the express consent of the holder of each PSNH Bond affected thereby (except that modifications that release the lien of the PSNH Indenture on mortgaged property if the lesser of the aggregate cost or aggregate fair value of the mortgaged property to be released and previously released without consent of the holders of PSNH Bonds would not be more than

10 percent of the lesser of the aggregate cost or aggregate fair value of the mortgaged property as of the end of 2011, the calendar year in which the First Effective Date occurred, may be made without consent of the holders of PSNH Bonds).
Concerning the PSNH Bond Trustee.   The PSNH Bond Trustee under the PSNH Indenture or affiliates of the PSNH Bond Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. An affiliate of the PSNH Bond Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $140.9 million and $45.8 million, respectively.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC, or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions, dividend payments and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and any applicable indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Clearstream and Euroclear
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Clearstream or Euroclear must comply with the rules and procedures of those systems. Transactions between participants in Clearstream or Euroclear, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Clearstream and Euroclear payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Clearstream or Euroclear, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Clearstream or Euroclear, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Clearstream or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Clearstream or Euroclear may not deliver instructions directly to their respective U.S. depositaries.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that have been made available to the financial community for informational purposes and that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any applicable trustee nor any agent of ours or of any applicable trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
We may sell securities through one or more underwriters or dealers, directly to one or more purchasers, in a rights offering, in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (Securities Act), to or through a market maker or into an existing trading market or an exchange or otherwise, through agents, pursuant to forward contracts or through a combination of any of these sale methods, or through any other methods described in a prospectus supplement. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us from the sale, if any;

•
any underwriting discounts and other items constituting underwriters’ compensation, selling commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•
any securities exchange or market on which the securities may be listed.

We may distribute the securities offered under this prospectus from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing markets prices or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements.
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals.
The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

LEGAL OPINIONS
Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Ropes & Gray LLP, Boston, Massachusetts and Kerry J. Tomasevich, Esq., Assistant General Counsel of Eversource Energy Service Company and Assistant Secretary of Eversource Energy. We currently anticipate that Choate, Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.
EXPERTS
The consolidated financial statements of Eversource Energy incorporated by reference in this Prospectus, and the effectiveness of Eversource Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The financial statements of The Connecticut Light and Power Company incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of NSTAR Electric Company and subsidiary incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of Public Service Company of New Hampshire and subsidiaries incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:
Securities and Exchange Commission Registration Fee	$	*
Services of Independent Accountants		**
Trustee Fees and Expenses		**
Legal Fees and Expenses		**
Debt Securities Rating Fees		**
Printing and Delivery Expenses		**
Listing Fees		**
Transfer Agent and Fees		**
Miscellaneous Expenses		**
Rating Agency Fees		**
“Blue Sky” Fees		**
Total	$	**

*
Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Eversource Energy
Article 34 of our Declaration of Trust provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon them, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by them in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his or her own receipts and for his or her own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him or her in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through such Trustee’s own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him or her in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his or her reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his or her reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him or her in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his or her duties in the said trusts.
In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the Declaration of Trust (1) for any breach of such person’s duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.
Article 34 of the Declaration of Trust also provides that we shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being, or having been, such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her acting was in our best interests. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that such person’s acting was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.
In performing their duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he or she serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.
Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he or she shall not be entitled to indemnification.
The rights of indemnification provided by the Declaration of Trust are not exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts. We also maintain an insurance policy that insures our Trustees and officers against certain liabilities.
The Connecticut Light and Power Company
The Connecticut Light and Power Company (CL&P) is organized under the laws of the State of Connecticut. Section 33-771 of The Connecticut Business Corporation Act (CBCA) generally provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation;

and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation.
The CBCA also provides that, unless ordered by a court under Section 33-774 of the CBCA, a corporation may not indemnify a director under Section 33-771: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.
A corporation may not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in said Section. The determination shall be made: (1) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (2) by special legal counsel (A) selected in the manner prescribed in clause (1) of this sentence, or (B) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (3) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
In addition, under the CBCA a director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall: (1) order indemnification if it determines that the director is entitled to mandatory indemnification under Section 33-772 of the CBCA; (2) order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by Section 33 778(a) of the CBCA; or (3) order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable (A) to indemnify the director or (B) to advance expenses to the director, even if he has not met the relevant standard of conduct set forth in Section 33-771(a) of the CBCA, failed to comply with Section 33-773 of the CBCA or was adjudged liable in a proceeding referred to in Section 33-771(d)(1) or (2) of the CBCA, provided if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 33-776 of the CBCA provides that (a) a corporation may indemnify and advance expenses under Sections 33-770 to 33-779 of the CBCA, inclusive, to an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation (1) to the same extent as a director, and (2) if he is an officer, employee or agent but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. A corporation may delegate to its general counsel or other specified officer or officers the ability under Section 33-376(a) of the CBCA to determine that indemnification or advance for expenses to such officer, employee or agent is permissible and the ability to authorize payment of such indemnification or advance for expenses. By their terms, the provisions of Section 33-376 that are described in this paragraph do not in any way limit either the ability or the obligation of a corporation to indemnify and advance expenses under other applicable law to any officer, employee or agent who is not a director.
Article V of the CL&P Certificate of Incorporation provides that CL&P shall indemnify and advance reasonable expenses to an individual made or threatened to be made a party to a proceeding because he or she is or was a director of CL&P to the fullest extent permitted by law under Sections 33-771 and 33-773 of the CBCA. Article V also requires that CL&P indemnify and advance reasonable expenses under
Sections 33-770 to 33-778, inclusive, of the CBCA to any officer, employee or agent of CL&P who is not a director to the same extent as a director and to such further extent, consistent with public policy, as may be provided by contract, Certificate of Incorporation, Bylaws or a resolution of the board of directors.

Article V further provides that, in connection with any advance for such expenses, CL&P may, but need not, require any such officer, employee or agent to deliver a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for expenses if it is ultimately determined that he or she is not entitled to indemnification. Under Article V, the board of directors, by resolution, the general counsel, or such additional officer or officers as the board of directors may specify, shall have the authority to determine that indemnification or advance for such expenses to any such officer, employee or agent is permissible and to authorize payment of such indemnification or advance for expenses. Article V also provides that the board of directors, by resolution, the general counsel, or such additional officer or officers as the board of directors may specify, shall also have the authority to determine the terms on which CL&P shall advance expenses to any such officer, employee or agent, which terms need not require delivery by such officer, employee or agent of a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for such expenses if it is ultimately determined that he or she is not entitled to indemnification.
Article V provides that the indemnification and advance of expenses provided for therein shall not be deemed exclusive of any other rights to which those indemnified or eligible for advance for expenses may be entitled under Connecticut law as in effect on the effective date of Article V and as thereafter amended or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Finally, Article V provides that no lawful repeal or modification of Article V or the adoption of any provision inconsistent therewith by the board of directors and shareholders or change in statute shall apply to or have any effect on CL&P’s obligations to indemnify or to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of CL&P in defending any proceeding arising out of or with respect to any acts or omissions occurring at or prior to the effective date of such repeal, modification or adoption of a provision or statutes change inconsistent with Article V.
Article IX of CL&P’s Bylaws provides that CL&P shall, to the full extent now or hereafter permitted by law and consistent with the provisions set forth in the Certificate of Incorporation, indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or the person whose legal representative he is, is or was a director, officer, employee or agent of CL&P, or is or was serving at the request of CL&P as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him and the person whose legal representative he is in connection with such proceeding (whether the same shall be by or in the right of CL&P or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise).
CL&P also maintains an insurance policy that insures its directors and officers against certain liabilities.
NSTAR Electric Company
NSTAR Electric Company (NSTAR Electric) is a corporation organized under the laws of the Commonwealth of Massachusetts. Section 67 of Chapter 156B of the Massachusetts General Laws, incorporated into Chapter 164 of the Massachusetts General Laws applicable to public utility corporations, provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or by-laws.
Article IX of the NSTAR Electric By-Laws provides that the corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being, or having been, such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under Article IX. The right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in Article IX, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Article IX shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.
Eversource Energy has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR Electric for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer for any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined therein) subject to certain exclusions.
NSTAR Electric also maintains an insurance policy that insures its directors and officers against certain liabilities.
Public Service Company of New Hampshire
Public Service Company of New Hampshire (PSNH) is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the NHBCA) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expense to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.
Article IX of the PSNH By-Laws provides that the corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being, or having been, such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under Article IX. The right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in Article IX, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Article IX shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.
PSNH also maintains an insurance policy that insures its directors and officers against certain liabilities.

ITEM 16.   EXHIBIT NO.
1.
Underwriting Agreement

(A)
Eversource Energy

1.1*
Form of Underwriting Agreement for the Senior Notes.

1.2*
Form of Underwriting Agreement for the Common Shares.

1.3*
Form of Underwriting Agreement for the Preferred Shares.

1.4*
Form of Underwriting Agreement for the Junior Subordinated Notes.

(B)
The Connecticut Light and Power Company

1.1*
Form of Underwriting Agreement for the CL&P Bonds.

(C)
NSTAR Electric Company

1.1*
Form of Underwriting Agreement for the NSTAR Electric Debentures.

(D)
Public Service Company of New Hampshire

1.1*
Form of Underwriting Agreement for the PSNH Bonds.

4.
Instruments defining the rights of security holders, including indentures

(A)
Eversource Energy

4.1
Declaration of Trust of Eversource Energy, as amended through May 3, 2017 (Exhibit 3.1 to the Eversource Energy Current Report on Form 8-K filed on May 4, 2017, File No. 001-05324).

4.2
Indenture between Eversource Energy and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee, dated as of April 1, 2002, as amended and supplemented (Exhibit A.3 to Eversource Energy 35-CERT/A, filed April 16, 2002, File No. 70-9535).

4.3
Description of Eversource Energy common shares (Exhibit 4.3, Eversource Energy Annual Report on Form 10-K, filed February 27, 2020, File No. 001-05324).

4.4*
Form of Senior Notes Supplemental Indenture.

4.5
Form of Junior Subordinated Note Indenture between Eversource Energy and The Bank of New York Mellon Trust Company, N.A.

4.6*
Form of Junior Subordinated Supplemental Indenture.

(B)
The Connecticut Light and Power Company

4.1
Indenture of Mortgage and Deed of Trust between CL&P and Bankers Trust Company, Trustee, dated as of May 1, 1921, as amended and restated as of April 1, 2005. (Exhibit 4.2, CL&P Annual Report on Form 10-K for the year ended December 31, 2006, File No. 0-00404).

4.2*
Form of Supplemental Indenture.

(C)
NSTAR Electric Company

4.1
Indenture dated as of September 1, 1988 between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (Exhibit 4.1, NSTAR Electric Annual Report on Form 10-K for the year ended December 31, 2017, File No. 1-2301).

4.2*
Form of Supplemental Indenture.

(D)
Public Service Company of New Hampshire

4.1
First Mortgage Indenture between PSNH and First Fidelity Bank, National Association, New Jersey, now First Union National Bank, Trustee, dated as of August 15, 1978 (Composite including all amendments effective June 1, 2011) (included as Exhibit C to the Eighteen Supplemental Indenture filed as Exhibit 4.1 to PSNH Current Report on Form 8-K filed on June 2, 2011, File No. 001-06392).

4.2*
Form of Supplemental Indenture.

5.
Legal Opinions

5.1
Opinion of Kerry J. Tomasevich, Esq. regarding the legality of the securities being issued, filed for Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company and Public Service Company of New Hampshire.

5.2
Opinion of Ropes & Gray LLP, regarding the legality of the securities being issued, filed for Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company and Public Service Company of New Hampshire.

23.
Consent of Experts and Counsel

23.1
Consent of Deloitte & Touche LLP filed for Eversource Energy.

23.2
Consent of Deloitte & Touche LLP filed for The Connecticut Light and Power Company.

23.3
Consent of Deloitte & Touche LLP filed for NSTAR Electric Company.

23.4
Consent of Deloitte & Touche LLP filed for Public Service Company of New Hampshire.

23.5
Consent of Kerry J. Tomasevich, Esq. (included in Exhibit 5.1).

23.6
Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.2).

24.
Powers of Attorney

24.1**
Powers of Attorney for Eversource Energy.

24.2**
Powers of Attorney for The Connecticut Light and Power Company.

24.3**
Powers of Attorney for NSTAR Electric Company.

24.4**
Powers of Attorney for Public Service Company of New Hampshire.

25.
Statement of Eligibility of Trustee

(A)
Eversource Energy

25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., with respect to the Indenture dated as of April 1, 2002.

25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., with respect to the Form of Junior Subordinated Note Indenture.

(B)
The Connecticut Light and Power Company

25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company).

(C)
NSTAR Electric Company

25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture dated as of September 1, 1988.

(D)
Public Service Company of New Hampshire

25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

107.
Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

**
Previously filed.

ITEM 17.   UNDERTAKINGS.
(a)
The undersigned Registrants hereby each undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants each undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)
The undersigned Registrants each hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Eversource Energy, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of February, 2026.
EVERSOURCE ENERGY
(REGISTRANT)
By:
/s/ John M. Moreira

John M. Moreira
Executive Vice President, Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Joseph R. Nolan, Jr.	Chairman of the Board, President and Chief Executive Officer and a Trustee (Principal Executive Officer)	February 20, 2026
/s/ John M. Moreira John M. Moreira	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 20, 2026
* Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2026
* Cotton M. Cleveland	Trustee	February 20, 2026
* Linda Dorcena Forry	Trustee	February 20, 2026
* Gregory M. Jones	Trustee	February 20, 2026
* Loretta D. Keane	Trustee	February 20, 2026
* John Y. Kim	Trustee	February 20, 2026
* David H. Long	Trustee	February 20, 2026
W. Robert Mudge	Trustee

Signature	Title	Date
* Daniel J. Nova	Trustee	February 20, 2026
* Frederica M. Williams	Trustee	February 20, 2026
/s/ John M. Moreira John M. Moreira	Attorney-in-fact	February 20, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, The Connecticut Light and Power Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of February, 2026.
THE CONNECTICUT LIGHT AND POWER COMPANY
(REGISTRANT)
By:
/s/ John M. Moreira

John M. Moreira
Executive Vice President, Chief Financial Officer and Treasurer and a Director
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Paul Chodak III	Chairman and Chief Executive Officer, and a Director (Principal Executive Officer)	February 20, 2026
/s/ John M. Moreira John M. Moreira	Executive Vice President, Chief Financial Officer and Treasurer, and a Director (Principal Financial Officer)	February 20, 2026
* Gregory B. Butler	Executive Vice President and General Counsel, and a Director	February 20, 2026
* Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2026
* Penelope M. Conner	Director	February 20, 2026
* Chandler J. Howard	Director	February 20, 2026
* Patrick J. McGrath	Director	February 20, 2026
* Ian G. Nicholson	Director	February 20, 2026
/s/ John M. Moreira John M. Moreira	Attorney-in-fact	February 20, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, NSTAR Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of February, 2026.
NSTAR ELECTRIC COMPANY
(REGISTRANT)
By:
/s/ John M. Moreira

John M. Moreira
Executive Vice President, Chief Financial Officer and Treasurer and a Director
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Joseph P. Nolan, Jr	Chairman and a Director (Principal Executive Officer)	February 20, 2026
* Paul Chodak III	Chief Executive Officer and a Director	February 20, 2026
/s/ John M. Moreira John M. Moreira	Executive Vice President, Chief Financial Officer and Treasurer, and a Director (Principal Financial Officer)	February 20, 2026
* Gregory B. Butler	Executive Vice President and General Counsel, and a Director	February 20, 2026
* Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2026
/s/ John M. Moreira John M. Moreira	Attorney-in-fact	February 20, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Public Service Company of New Hampshire, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of February, 2026.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
(REGISTRANT)
By:
/s/ John M. Moreira

John M. Moreira
Executive Vice President, Chief Financial Officer and Treasurer and a Director
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Joseph P. Nolan, Jr	Chairman and a Director (Principal Executive Officer)	February 20, 2026
* Paul Chodak III	Chief Executive Officer and a Director	February 20, 2026
/s/ John M. Moreira John M. Moreira	Executive Vice President, Chief Financial Officer and Treasurer, and a Director (Principal Financial Officer)	February 20, 2026
* Gregory B. Butler	Executive Vice President and General Counsel, and a Director	February 20, 2026
* Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2026
/s/ John M. Moreira John M. Moreira	Attorney-in-fact	February 20, 2026